EXHIBIT 10. 13


                                  (Translation)

                         Airports Authority of Thailand

                         171 Vibhavadi Rangsit Road    Cable Address: AIRPORTHAI
                         Bangkok 10210, Thailand                   Bangkok 10210
                         Tel: 5351111                    Telex: TH 87424 AIRHOTL
                         Fax: 5315559                           TH 87425 AIRHOTL

Ref. AAT. 4814/2540

                                8 September, 1997

Subject: Renewal of contract for a concession of general merchandise and souvenirs business in the Intemational Passenger Terminal, Bangkok International Airport

Attention: Managing Director of J.M.T. Group Co., Ltd.

Reference: 1.  Your letter Ref. 1T 105/2540 dated 17 June, 1997
           2.  Your letter Ref. JT 144/2540 dated 21 August, 1997
           3. Contract No. 6-1/36 dated 18 March, 1993 for a concession of general merchandise and souvenirs business in the Intemational Passenger Terminal of Bangkok Intemational Airport

     Reference is made to an intention of J.M.T. Group Co., Ltd. to renew the contract for a concession of general merchandise and souvenirs business in the Intemational Passenger Terminal of Bangkok Intemational Airport for the period of another 5 years, starting from 1st April, 1998 to 315t March, 2003 as per reference no. 1 and 2 above.

     The Airports Authority of Thailand has thoroughly considered and is pleased to continue and renew the above-mentioned contract under following terms and conditions

     1. 5-year  contract  period,  starting from 15t April,  1998 to 31st March,
        2003.

     2. Royalty:


Year                Royalty Baht/Year        Average Baht/Month     Increase
 1                    558,000,000.00          46,500,000.00            5.42%
 2                    585,900,000.00          48,825,000.00            5.00%
 3                    615,195,500.00          51,266,250.00            5.00%
 4                    652,106,700.00          54,342,225.00            6.00%
 5                    691,233,102.00          57,602,758.50            6.00%
Total 5 yrs.        3,102,434,802.00               -                    -


                                                                          Cont..

                                 (Translation)

     3. Decoration. The company has to make new decoration for every outlet in accordance with your proposal for AAT's approvaVconsideration.

     4. Product's selling price must be similar to the-products which are selling at the prime department stores such as Central, Naraiphan, etc. In case we receive some passenger's complaint, the company should have to decrease the price according to our notification.

     5. Guarantee of goods. Some products need a certificate of guarantee; therefore, it should also be issued to the purchaser/customers.

     6. Space. The additional space given to the company in regards to this renewal of contract will cost no any additional royalty but we are still charging the space rental and other liability under AAT's rules and regulations.

     7. Other terms and conditions of contract remain unchanged as per previous contract, Reference No.3

     Please be advised accordingly and kindly confirm your acceptance by return in writing to AAT by 16th September, 1997.

                                Yours sincerely,


              Air Chief Marshal    - signed -

                               Chanin Chandrubeksa
                                Managing Director




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